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                                                                     EXHIBIT 5.0

                                  Law Offices
                    ELIAS, MATZ, TIERNAN & HERRICK L.L.P.
                                   12th Floor
                             734 15th Street, N.W.
                             Washington, D.C. 20005

                                  ------------

TIMOTHY B. MATZ            Telephone: (202) 347-0300         JEFFREY D. HAAS
STEPHEN M. EGE             Facsimile: (202) 347-2172         KEVIN M. HOULIHAN

RAYMOND A. TIERNAN                 WWW.EMTH.COM              KENNETH B. TABACH
W. MICHAEL HERRICK                                           PATRICIA J. WOHL*
GERARD L. HAWKINS                                            JEFFREY R. HOULE
NORMAN B. ANTIN                                              DAVID N. PARDYS
JOHN P. SOUKENIK*

GERALD F. HEUPEL, JR.                                        -----------
JEFFREY A. KOEPPEL
DANIEL P. WEITZEL
PHILIP ROSS BEVAN
HUGH T. WILKINSON                                            OF COUNSEL

                                                             ALLIN P. BAXTER
                                                             JACK I. ELIAS
                                                             SHERYL JONES ALU



                                August 15, 1997


*NOT ADMITTED IN D.C.             VIA EDGAR


Board of Directors
Independence Community Bank Corp.
195 Montague Street
Brooklyn, New York  11201

Ladies and Gentlemen:

         We have acted as special counsel to Independence Community Bank Corp. (the "Company") in connection with the preparation and filing with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended, of the Registration Statement on Form S-1 (the "Registration Statement"), relating to the issuance of up to 72,737,499 shares of the Company's common stock, par value $.01 per share (the "Common Stock"), in connection with the conversion of the parent mutual holding company ("Mutual Holding Company") of Independence Savings Bank (the "Bank") from mutual to stock form and the reorganization of the Bank as a subsidiary of the Company (the "Conversion"). In this regard, we have examined the Certificate of Incorporation and Bylaws of the Company, resolutions of the Board of Directors of the Company, the Mutual Holding Company and the Bank, the Plan of Conversion ("Plan of Conversion"), and such other documents and matters of law as we deemed appropriate for the purposes of this opinion.

         Based upon the foregoing, we are of the opinion as of the date hereof that the Common Stock has been duly and validly authorized, and when issued in accordance with the terms of the Plan of Conversion and upon the receipt of the consideration required thereby, will be legally issued, fully paid and non-assessable.
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Board of Directors
August 15, 1997
Page 2


         We hereby consent to the filing of this opinion as an exhibit to the Company's Registration Statement and to the references to this firm under the headings "The Conversion - Tax Aspects" and "Legal Matters" in the Prospectus contained in the Registration Statement.


                                        Very truly yours,

                                        ELIAS, MATZ, TIERNAN & HERRICK



                                        By:/s/Philip R. Bevan
                                           ------------------------------
                                           Philip R. Bevan, a Partner